                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                      BIOSPHERE MEDICAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            BIOSPHERE MEDICAL, INC.

                              1050 HINGHAM STREET
                         ROCKLAND, MASSACHUSETTS 02370

                          ----------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001

                          ----------------------------

    The 2001 Annual Meeting of Stockholders of BioSphere Medical, Inc. (the "Company") will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, May 23, 2001 at 11:00 a.m., Boston time, to consider and act upon the following matters:

    1. To set the number of directors at eight and to elect eight directors to serve until the next Annual Meeting of Stockholders.

    2. To approve an amendment to the Company's 1997 Stock Incentive Plan increasing from 3,150,000 to 5,000,000 the number of shares of Common Stock authorized for issuance under the plan.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on April 18, 2001 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          JOHN M. CARNUCCIO
                                          President and Chief Executive Officer

Rockland, Massachusetts
April 23, 2001

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            BIOSPHERE MEDICAL, INC.

                              1050 HINGHAM STREET
                         ROCKLAND, MASSACHUSETTS 02370

                          ----------------------------

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSphere Medical, Inc. ("BioSphere Medical" or the "Company") for use at the 2001 Annual Meeting of Stockholders to be held on May 23, 2001 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

    The Company's Annual Report for the year ended December 31, 2000 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 23, 2001.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF THE SECRETARY, BIOSPHERE MEDICAL, INC., 1050 HINGHAM STREET, ROCKLAND, MASSACHUSETTS 02370.

VOTING SECURITIES AND VOTES REQUIRED

    On April 18, 2001, the record date for the determination of stockholders entitled to notice of, and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 10,597,422 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

    Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

    The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors, have no effect on the voting of such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of January 31, 2001 with respect to the beneficial ownership of: (i) the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and (ii) the Company's Common Stock and the Common Stock of Sepracor Inc. ("Sepracor Common Stock"), the majority owner of the Company's Common Stock ("Sepracor"), by (A) each director and nominee for director; (B) each executive officer named below in the Summary Compensation Table; and (C) all directors and executive officers of the Company as a group.

    The number of shares of the Company's Common Stock and Sepracor Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2001 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                              SHARES OF COMMON STOCK
                                                                   BENEFICIALLY
                                                                       OWNED
                                                              -----------------------
NAME AND ADDRESS                                                NUMBER     PERCENT(1)
----------------                                              ----------   ----------
Sepracor Inc. ..............................................  5,824,333      54.96%
  111 Locke Drive
  Marlborough, MA 01752

Jean-Marie Vogel(2) ........................................    854,438       7.55%
  c/o BioSphere Medical, Inc.
  1050 Hingham Street
  Rockland, MA 02370

John M. Carnuccio(3)........................................    421,910       3.84%

Timothy J. Barberich(4).....................................     85,721          *

William M. Cousins, Jr.(5)(6)...............................     29,000          *

Alexander M. Klibanov, Ph.D.(5).............................     26,500          *

Riccardo Pigliucci(5).......................................     37,000          *

Paul A. Looney(5)(7)........................................    129,000       1.20%

David P. Southwell(8).......................................     21,943          *

Jonathan R. McGrath(9)......................................     39,167          *

Robert M. Palladino(10).....................................     30,933          *

Robert T. Phelps(11)........................................     23,000          *

All directors and executive officers as a group (13           1,698,612      14.05%
  persons)(12)..............................................

------------------------

* Represents holdings of less than one percent of the Company's outstanding Common Stock.

(1) Percentage of beneficial ownership is based on 10,597,422 shares outstanding as of January 31, 2001. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage for any other person.

(2) Includes 722,736 shares of BioSphere Common Stock which Mr. Vogel has the right to acquire upon exercise of stock options and warrants within 60 days after January 31, 2001. As of January 31, 2001, Mr. Vogel also beneficially owned 7,000 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock.

(3) Includes 396,355 shares of BioSphere Common Stock which Mr. Carnuccio has the right to acquire upon exercise of stock options and warrants within 60 days after January 31, 2001. As of January 31, 2001, Mr. Carnuccio also beneficially owned 40,600 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock.

(4) Includes 55,944 shares of BioSphere Common Stock which Mr. Barberich has the right to acquire upon exercise of stock options and warrants within 60 days after January 31, 2001. As of January 31, 2001, Mr. Barberich also beneficially owned 1,918,331 shares of Sepracor Common Stock, which represented 2.6% of the outstanding Sepracor Common Stock. Excludes the 5,824,333 shares of BioSphere Common Stock beneficially owned by Sepracor, as to which shares Mr. Barberich disclaims beneficial ownership.

(5) Represents shares of BioSphere Common Stock that each such person has the right to acquire within 60 days after January 31, 2001 upon exercise of outstanding stock options.

(6) As of January 31, 2001, Mr. Cousins also beneficially owned 400 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock.

(7) As of January 31, 2001, Mr. Looney also beneficially owned 8,000 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock.

(8) Includes 16,388 shares of BioSphere Common Stock which Mr. Southwell has the right to acquire upon exercise of stock options and warrants within 60 days after January 31, 2001. As of January 31, 2001, Mr. Southwell also beneficially owned 311,615 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock. Excludes the 5,824,333 shares of BioSphere Common Stock beneficially owned by Sepracor, as to which shares Mr. Southwell disclaims beneficial ownership.

(9) Includes 29,167 shares of BioSphere Common Stock which Mr. McGrath has the right to acquire upon exercise of stock options within 60 days after January 31, 2001. As of January 31, 2001, Mr. McGrath also beneficially owned 200 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock.

(10) Includes 26,167 shares of BioSphere Common Stock which Mr. Palladino has the right to acquire upon exercise of stock options within 60 days after January 31, 2001.

(11) Includes 20,000 shares of BioSphere Common Stock which Mr. Phelps has the right to acquire upon exercise of stock options within 60 days after January 31, 2001.

(12) Excludes the 5,824,333 shares of BioSphere Common Stock beneficially owned by Sepracor, as to which shares each director and executive officer disclaims beneficial ownership. Includes an aggregate of 1,488,257 shares of BioSphere Common Stock which all executive officers and directors have a right to acquire within 60 days after January 31, 2001 upon exercise of outstanding stock options and warrants.

                             ELECTION OF DIRECTORS

    The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, unless the proxy is marked otherwise.

    Each director will be elected to hold office until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

    There are no family relationships between or among any officers or directors of the Company.

    Set forth below are the name and age of each member of the Board of Directors, each of whom is nominated for re-election to the Board of Directors, and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 2001, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

NOMINEES FOR DIRECTOR

    JOHN M. CARNUCCIO, age 47, has served as a director of BioSphere since
June 1999. From January 1999 until May 1999, Mr. Carnuccio served as Executive Vice President of BioSepra (renamed BioSphere) and President of the Medical Products Business of BioSepra (renamed BioSphere). In May 1999, he was appointed President and Chief Executive Officer of BioSphere. From 1979 to January 1999, Mr. Carnuccio served in a number of capacities at Boston Scientific Corporation, a medical device company, most recently as Vice President, Market Development, Interventional Gynecology, from April 1998 to January 1999, and as Vice President and General Manager, Microvasive Urology Division from 1992 to
April 1998.

    JEAN-MARIE VOGEL, age 50, served as President, Chief Executive Officer and a director of BioSepra (renamed BioSphere) from September 1994 until May 1999. In May 1999, he was appointed Chairman. From January 1994 to September 1994,
Mr. Vogel served as Executive Vice President and Chief Operating Officer of BioSepra (renamed BioSphere). From 1992 to 1993, Mr. Vogel served as President of the European Operations of Cuno, Inc., a supplier of filtration processes, equipment and devices used in the production of biological drugs and food products. From 1977 to 1992, Mr. Vogel served in various capacities with Millipore Corporation, a manufacturer of membrane filtration-based products, in its international operations with experience in Asia, Latin America, the former Soviet Union, the Middle East and Australia, including as Vice President and General Manager of Millipore's Asian operations. Mr. Vogel is a French citizen.

    TIMOTHY J. BARBERICH, age 53, has served as a director of BioSphere since its organization in 1993. Mr. Barberich was a founder of Sepracor, an emerging specialty pharmaceutical company, and has served as President, Chief Executive Officer and a director of Sepracor since January 1984. Sepracor owns approximately 55% of the outstanding Common Stock of BioSphere. Mr. Barberich also serves as a director of Versicor, Inc. and HemaSure Inc.

    WILLIAM M. COUSINS, JR., age 76, has served as a director of BioSphere since January 1994. Since 1974, Mr. Cousins has served as the President of William M. Cousins, Jr., Inc., a management consulting firm. Mr. Cousins is a member of the Board of Directors of Wellco Enterprises, Inc.

    ALEXANDER M. KLIBANOV, PH.D., age 51, has served as a director of BioSphere since January 1994. Since 1979, Dr. Klibanov has been a faculty member of the Massachusetts Institute of Technology where he is currently Professor of Chemistry and a member of the Biotechnology Process Engineering Center.

    PAUL A. LOONEY, age 61, has served as a director of BioSphere since
January 1994. Since 1999, Mr. Looney has served as President and Chief Operating Officer of Biopure Corporation, a biopharmaceutical company. From May 1995 until July 1999, Mr. Looney was a consultant to various biotechnology companies. From 1984 to 1995, Mr. Looney served as President and Chief Executive Officer of Corning Costar Corporation, a life science products company and a wholly-owned subsidiary of Corning, Inc. Mr. Looney is a member of the Board of Directors of Biopure Corporation.

    RICCARDO PIGLIUCCI, age 54, has served as a director of BioSphere since August 1995. Since May 1998, Mr. Pigliucci has served as President and Chief Executive Officer of Discovery Partners International, a life sciences company. From February 1996 to April 1998, he served as Chief Executive Officer of Life Sciences International P.L.C., a global supplier of scientific equipment and consumables. From January 1966 to April 1995, Mr. Pigliucci served in a number of capacities at PerkinElmer, Inc., a global life sciences instrumentation company, most recently as President and Chief Operating Officer. Mr. Pigliucci is a member of the Board of Directors of Discovery Partners International, Dionex Corporation, Epoch Biosciences, Inc. and is a Trustee of The Worcester Foundation for Biomedical Research.

    DAVID P. SOUTHWELL, age 40, has served as a director of BioSphere since January 1997. He has served as Executive Vice President, Chief Financial Officer of Sepracor since October 1995 and served as Senior Vice President and Chief Financial Officer of Sepracor from July 1994 to October 1995. From August 1988 until July 1994, Mr. Southwell was associated with Lehman Brothers, a securities firm, in various positions with the investment banking division, including the position of Vice President.

BOARD AND COMMITTEE MEETINGS

    The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

    The Board of Directors has an Audit Committee and a Compensation Committee.

    The Audit Committee consists of Mr. Cousins, Dr. Klibanov and Mr. Looney (Chairman of the Audit Committee), each of whom is a non-employee director. The functions of the Audit Committee and its activities relative to the Company's year-end financial statements are described below under the heading "Report of the Audit Committee." During 2000, the Board examined the composition of the Audit Committee in light of the adoption by The Nasdaq Stock Market of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of Nasdaq's new rules.

    The Compensation Committee consists of Messrs. Cousins, Looney and Pigliucci (Chairman of the Compensation Committee), each of whom is a non-employee director. The Compensation Committee sets the compensation for executive officers and establishes compensation policies for the Company's Chief Executive Officer and other executive officers of the Company. The Compensation Committee is primarily responsible for the administration of the Company's stock option plans, under which option grants and stock issuances may be made to all employees, officers, directors and consultants.

    The Board of Directors held seven meetings during 2000. Except for Mr. Southwell, who attended five meetings, each director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he served. The Compensation Committee and the Audit Committee each held three meetings during 2000.

REPORT OF THE AUDIT COMMITTEE

    The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

    During fiscal 2000, the Audit Committee of the Board of Directors adopted a new charter for the Committee, which was approved by the Board of Directors on June 7, 2000. The complete text of the charter, which reflects standards set forth in new SEC regulations and Nasdaq Stock Market rules, is reproduced in Appendix A to this proxy statement.

    Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee's primary responsibilities fall into three broad categories:

    - first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

    - second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board No. 1); and

    - third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest.

    The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met during the month of October 2000.

    In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees). SAS 61 requires the Company's independent auditors to discuss with the Committee, among other things, the following:

    - methods to account for significant and / or unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    With respect to the Company's outside auditors, the Committee, among other things, discussed with Arthur Andersen LLP matters relating to Arthur Andersen's independence from the Company, including the disclosures made by Arthur Andersen to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee also considered whether the independent auditors' provision of certain other non-audit related services to the Company is compatible with maintaining such auditors' independence.

    On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          By the Audit Committee of the Board of
                                          Directors

                                          William M. Cousins, Jr.
                                          Alexander M. Klibanov, Ph.D.
                                          Paul A. Looney, Committee Chairman

INDEPENDENT AUDITORS' FEES AND OTHER MATTERS

    AUDIT FEES

    Arthur Andersen LLP billed the Company an aggregate of $90,492 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended
December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information systems or the management of its local area network.

    ALL OTHER FEES

    Arthur Andersen LLP billed the Company $77,000 for other attestation services rendered in connection with the Company's two private equity placements during 2000. Arthur Andersen LLP also billed the Company an aggregate of $34,365 in non-attestation fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000.

COMPENSATION FOR DIRECTORS

    Except for Messrs. Barberich and Southwell, directors who are neither officers nor employees of the Company or of any affiliate of the Company (the "Outside Directors") receive $1,000 for each meeting of the Board they attend. Directors who are officers or employees of the Company or of any affiliate of the Company do not receive compensation for attendance at meetings. All Outside Directors are entitled to participate in the Company's 1994 Director Stock Option Plan (the "Director Option Plan"), as further described below.

    Under the Director Option Plan, options to purchase 10,000 shares of Common Stock are granted to each Outside Director, except for Mr. Barberich, who was granted options to purchase 40,000 shares of Common Stock, upon his or her initial election as a director (the "Initial Options"), and options to purchase 2,000 shares of Common Stock are granted upon the dates on which the Outside Director is subsequently reelected to the Board (the "Reelection Options").

    Each Initial Option granted to a director under the Director Option Plan vests in five equal annual installments beginning on the first anniversary of the date of grant, and Reelection Options granted under the Director Option Plan vest in two equal annual installments beginning on the first anniversary of the date of grant. The exercise price per share equals the fair market value of a share of Common Stock on the date on which the option is granted, except that the exercise price per share was $2.00 for any Initial Options granted prior to January 15, 1994. The exercise price of all options must be paid in cash. Options granted under the Director Option Plan are not transferable by the director except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than ten years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one year period thereafter.

    The Board of Directors may suspend or discontinue the Director Option Plan or amend it in any respect; provided, that, without the approval of the stockholders, no amendment may change the number of shares subject to the Director Option Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Director Option Plan, and the Director Option Plan may not be amended more than once in a six-month period.

    On June 7, 2000, options to purchase 2,000 shares of Common Stock at an exercise price of $18.375 per share (the closing price of the Common Stock on The Nasdaq Stock Market on the date of grant) were granted under the Director Option Plan to each of Mr. Barberich, Mr. Cousins, Dr. Klibanov, Mr. Looney, Mr. Pigliucci and Mr. Southwell.

COMPENSATION OF EXECUTIVE OFFICERS

    The following Summary Compensation Table sets forth summary information as to the compensation received by the Company's Chief Executive Officer and the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers as of the end of 2000 and whose total paid annual salary and bonus exceeded $100,000 in fiscal year 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                           ------------------
                                             ANNUAL COMPENSATION               SECURITIES        ALL OTHER
              NAME AND                ----------------------------------   UNDERLYING OPTIONS   COMPENSATION
         PRINCIPAL POSITION             YEAR     SALARY($)   BONUS($)(1)          (#)              ($)(2)
------------------------------------  --------   ---------   -----------   ------------------   ------------
John M. Carnuccio(3)................    2000     $207,308      $75,000                 --          $5,094
  Chief Executive Officer and           1999     $209,407      $80,000          1,266,000          $2,952
  President

Jean-Marie Vogel....................    2000     $208,846      $30,000                 --          $4,139
  Chairman                              1999     $200,895      $50,000            705,500          $2,952
                                        1998     $163,803      $70,000                 --          $4,139

Jonathan R. McGrath(4)..............    2000     $162,269      $36,520                 --          $5,564
  Vice President, World-Wide            1999     $ 65,565      $15,000            250,000          $  374
  Research and Development

Robert M. Palladino(5)..............    2000     $155,769      $37,500             60,000          $  981
  Vice President and Chief Financial    1999     $     --      $20,000            130,000          $   --
  Officer

Robert T. Phelps(4).................    2000     $137,077      $27,540                 --          $1,005
  Vice President U.S. Sales and         1999     $ 59,699      $10,000            100,000          $  213
  Business Development

------------------------

(1) These bonuses, which were awarded for and accrued in the year noted, were paid in the subsequent year.

(2) Represents the amounts of matching contributions made by the Company to the Company's Retirement Savings Plan and the taxable portion of group life insurance.

(3) Joined the Company in January 1999. Included in Mr. Carnuccio's 1999 bonus compensation was a one-time signing bonus of $30,000.

(4) Joined the Company in July 1999.

(5) Joined the Company in December 1999. Mr. Palladino's 1999 bonus compensation represented a one-time signing bonus of $20,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding the grant of stock options during fiscal year 2000 to the Named Executive Officers.

                                                      INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                 -----------------------------------------------------------      VALUE AT ASSUMED
                                                     PERCENT OF                                 ANNUAL RATES OF STOCK
                                    NUMBER OF      TOTAL OPTIONS                               PRICE APPRECIATION FOR
                                   SECURITIES        GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                                   UNDERLYING        EMPLOYEES      BASE PRICE    EXPIRATION   -----------------------
NAME                             OPTIONS GRANTED   IN FISCAL YEAR     ($/SH)         DATE         5%           10%
----                             ---------------   --------------   -----------   ----------   ---------   -----------
John M. Carnuccio..............          --              --               --             --          --            --

Jean-Marie Vogel...............          --              --               --             --          --            --

Jonathan R. McGrath............          --              --               --             --          --            --

Robert M. Palladino(2).........      60,000              12%          $11.50       10/19/10    $433,937    $1,099,682

Robert T. Phelps...............          --              --               --             --          --            --

------------------------

(1) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted, net of the option exercise price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the option holder's continued employment throughout the option period, and the date on which options are exercised.

(2) The option vests as follows:

    - One third of the option vests in four equal annual installments with the first installment vesting on the earlier of October 2007 or one year from the date that the Company's share price, as measured by the then current exchange on which the Company stock is traded, equals or exceeds $15.00 for a period of 20 consecutive trading days.

    - One third of the option vests in three equal annual installments with the first installment vesting on the earlier of October 2008 or one year from the date that the Company's share price, as measured by the then current exchange on which the Company stock is traded, equals or exceeds $20.00 for a period of 20 consecutive trading days.

    - One third of the option vests in two equal annual installments with the first installment vesting on the earlier of October 2009 or one year from the date that the Company's share price, as measured by the then current exchange on which the Company stock is traded, equals or exceeds $25.00 for a period of 20 consecutive trading days.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES

    The following table sets forth certain information regarding stock options held as of December 31, 2000 by the Named Executive Officers.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                  SHARES                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 ACQUIRED                  OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(2)
                                    ON         VALUE      ----------------------------   ---------------------------
NAME                             EXERCISE   REALIZED(1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             --------   -----------   ------------   -------------   -----------   -------------
John M. Carnuccio..............   20,000     $267,140        64,000        1,182,000     $  699,968     $12,927,534

Jean-Marie Vogel...............   70,400     $747,885       537,134          658,466     $5,263,936     $ 7,201,643

Jonathan McGrath...............   30,000     $397,020            --          220,000     $       --     $ 2,361,480

Robert M. Palladino............    4,000     $ 32,248        12,000          174,000     $  115,440     $ 1,111,680

Robert Phelps..................       --           --        20,000           80,000     $  214,680     $   858,720

------------------------

(1) Value is based upon the fair market value of the underlying security minus the aggregate exercise price of the option.

(2) Value is based on the closing sales price of the Company's Common Stock as reported by The Nasdaq National Market on December 29, 2000 ($11.75), the last trading day of the Company's 2000 fiscal year.

EMPLOYMENT AGREEMENTS

    JEAN-MARIE VOGEL. In May 1999, the Company entered into an Employment Agreement with Mr. Vogel pursuant to which he serves as Chairman of the Company. The agreement has an initial term of two years and is subject to automatic renewal unless either party elects not to renew in writing no less than 90 days before the end of the term. Mr. Vogel is also entitled to participate in a bonus program based upon quantitative and qualitative goals which are established by agreement between the parties. The agreement may be terminated by either party upon 30 days prior notice, is terminable by the Company for Cause (as defined therein) and by Mr. Vogel for Good Reason (as defined therein). In the event
Mr. Vogel is terminated for Cause or if Mr. Vogel elects to terminate or not renew the agreement, he is entitled to receive salary and benefits through his last day of employment. In the event Mr. Vogel is terminated without Cause, resigns for Good Reason or the Company elects to not renew the agreement, he shall be entitled to receive (i) 200% of his base salary in effect at the time of termination, and two times the average bonus paid or awarded to him in the 24-month period prior to termination, such amounts to be paid over a 24-month period, (ii) benefits, for a period of up to 24 months, substantially similar to those he was receiving at the time of termination, and (iii) an extension of the exercise period of all vested options from three months to 36 months. In addition, during any time after termination of employment in which Mr. Vogel is accepting the payments and benefits described in the preceding sentence, he agrees not to compete with the Company, hire or recruit its employees or divert away business, subject to certain conditions.

    OTHER EXECUTIVE OFFICERS. Under the terms of agreements with Messrs. McGrath and Phelps, in the event of a termination of employment without cause, the terminated officer is eligible to receive twelve months of his then current salary. Under the terms of an agreement with Mr. Carnuccio, in the event of a termination of Mr. Carnuccio's employment without cause, Mr. Carnuccio is eligible to receive a one-time payment equal to his then current annual salary and target bonus.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed by all officers, directors and beneficial owners of more than 10 percent of the Common Stock of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain Reporting Persons, the Company believes that during fiscal 2000, except as provided below, all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

    Mr. Carnuccio filed two Statements of Changes in Beneficial Ownership on Form 4 ("Form 4") on January 10, 2001, relating to two transactions involving the exercise of stock options to purchase shares of the Company's Common Stock in May 2000 and September 2000, respectively. Mr. Palladino filed a Form 4 on January 10, 2001, relating to a single transaction involving the exercise of stock options to purchase shares of the Company's Common Stock in September 2000. Mr. McGrath filed a Form 4 on January 10, 2001, relating to four transactions, two of which involved the exercise of stock options to purchase shares of the Company's Common Stock in November 2000, and two of which involved the sale of shares of the Company's Common Stock acquired upon exercise of such stock options in November 2000. Sepracor filed a Form 4 on September 18, 2000, relating to a single transaction involving the purchase of shares of the Company's Common Stock in July 2000. Each of the following directors of the Company intends to file an Annual Statement of Changes in Beneficial Ownership on Form 5 to report the grant of an option to purchase 2,000 shares of the Company's Common Stock at an exercise price of $18.375 per share on June 7, 2000: Mr. Barberich, Mr. Cousins, Dr. Klibanov, Mr. Pigliucci, Mr. Looney and Mr. Southwell.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Company, which is currently comprised of three non-employee directors, William M. Cousins, Jr., Paul A. Looney and Riccardo Pigliucci (Chairman of the Compensation Committee) is responsible for determining the compensation package of each executive officer. The Compensation Committee sets the compensation for executive officers and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company, including the Named Executive Officers.

    The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation generally consists of a combination of base salary, cash bonuses and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

    COMPENSATION PHILOSOPHY

    The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

    - COMPETITIVE AND FAIR COMPENSATION

    The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

    - SUSTAINED PERFORMANCE

    Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and commercial introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

    In evaluating each executive officer's performance, the Company generally conforms to the following process:

    - Company and individual goals and objectives generally are set at the beginning of the performance cycle.

    - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

    - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

    - The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

    The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards is based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology and products, timely development and commercial introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

    Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 2000 were granted at fair market value on the date of grant.

    Executive officers are also eligible to participate in the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. While the Company has not structured its 1997 Stock Incentive Plan to meet the requirements for exclusion from the deduction limit of Section 162(m), the Company generally intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

    MR. CARNUCCIO'S 2000 COMPENSATION

    Mr. Carnuccio was elected to serve as the Chief Executive Officer and President of the Company in May 1999, and is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. The Compensation Committee believes that Mr. Carnuccio's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive and commensurate with other companies in the industry. Mr. Carnuccio's base salary for 2000 was $210,000. Mr. Carnuccio was also paid $75,000 in bonus compensation for his 2000 performance in calendar year 2001. Mr. Carnuccio's 2000 salary and bonus were based upon a number of factors, which included the Company:

    - receiving clearance from the United States Food and Drug Administration for embolization of hypervascularized tumors and arteriovenous malformations;

    - commencing a pivotal Phase II clinical testing of the safety and effectiveness of treating uterine fibroids by uterine artery embolization with the Company's Embosphere Microspheres;

    - securing strategic partners to enhance and expand product development and distribution networks both domestically and internationally;

    - raising over $17.0 million through equity financings;

    - broadening the Company's product lines by developing improvements and line extensions to the Embosphere Microspheres platform;

    - completing the restructuring of the Company's management team and Medical Advisory Board and;

    - achieving specified domestic and world-wide revenue and operational objectives pursuant to a new business model.

    The Compensation Committee also considered that throughout the past year, Mr. Carnuccio maintained his focus on effectively and efficiently managing the Company's resources while simultaneously pursuing the development of Embolotherapy technology as a platform for other non-embolotherapy applications.

                                          By the Compensation Committee of the
                                          Board of Directors

                                          William M. Cousins, Jr.
                                          Paul Looney
                                          Riccardo Pigliucci, Committee Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Messrs. Cousins, Looney and Pigliucci. No member of the Compensation Committee was at any time during 2000, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

    No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

    The Common Stock of the Company traded on the Nasdaq National Market from March 25, 1994 through January 13, 1999, at which time it moved to NASD's OTC:
Bulletin Board, where it traded from January 14, 1999 through March 28, 2000. On March 29, 2000, the Common Stock of the Company resumed trading on The Nasdaq National Market. The Common Stock traded under the symbol BSEP from March 25, 1994 until May 17, 1999, at which time the Company changed the symbol to BSMD. The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on (i) the Nasdaq Stock Market Index (US Companies) and (ii) the Nasdaq Pharmaceutical Stocks Index.

    This graph assumes the investment of $100 on December 31, 1995 in the Company's Common Stock and each of the indices listed above, and assumes dividends are reinvested. Measurement points are the last trading day of the fiscal years ended December 31, 1996, 1997, 1998, 1999 and 2000.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                                    DEC-96  DEC-97  DEC-98  DEC-99  DEC-00
BioSphere Medical, Inc.              70.37   51.85   17.59  188.89  348.15
Nasdaq Stock Market (US Companies)  123.04  150.69  213.09  394.93  237.62
Nasdaq Pharmaceutical Stocks        100.31  103.66  131.95  248.01  308.49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its chromatography business to the Company in exchange for 4,000,000 shares of Common Stock. In June 1996, Sepracor converted the outstanding principal and interest of a loan to the Company into an aggregate of 1,369,788 shares of Common Stock. In July 2000, Sepracor purchased an additional 454,545 shares of Common Stock in a private placement at a purchase price of $11.00 per share. Under applicable provisions of the Delaware General Corporation Law, Sepracor has the ability, acting alone, to approve any action requiring approval of the holders of a majority of the outstanding shares of Common Stock. Mr. Barberich and Mr. Southwell, directors of BioSphere, are President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of Sepracor.

    As of December 31, 2000, Sepracor beneficially owns approximately 55% of the Company's outstanding Common Stock. Since the Company's inception, Sepracor has provided support services of U.S. operations, including certain administrative support. For these services, BioSphere was charged approximately $111,000 during fiscal 2000. Under a separate Sublease Agreement, the Company had the right to lease office space from Sepracor through 2007 in exchange for a monthly rent. All related-party charges represent an allocation of the Company's proportionate share of Sepracor's overhead and facility costs using formulas and valuations which management believes are reasonable and consistent with similar arms-length transactions. Net amounts payable to Sepracor, as of December 31, 2000, were approximately $14,000.

    In April 2000, BioSphere relocated its research laboratories and corporate headquarters to a new facility located in Rockland, Massachusetts. Concurrent with the move, BioSphere and Sepracor mutually agreed to terminate the Sublease Agreement without contingency.

    The Company has granted to Sepracor rights with respect to the registration under the Securities Act of a total of 4,000,000 shares of the Company's Common Stock. These rights provide that Sepracor may require the Company, on two occasions, to register shares having an aggregate offering price of at least $5,000,000, subject to certain conditions and limitations.

    Borrowings under the Company's $2.0 million line of credit with a U.S. bank are guaranteed by Sepracor. In connection with the guaranty, the Company entered into a Security Agreement with Sepracor pursuant to which the Company has pledged to Sepracor all of its assets, including its equity ownership in Biosphere Medical S.A., as collateral for Sepracor's guarantee to the bank. Biosphere Medical S.A. is not a party to the agreement and, therefore, has not pledged its assets to the bank. Sepracor can also borrow under this line of credit.

    In February 2000, the Company completed a private equity placement of Common Stock and warrants for net proceeds of approximately $5.9 million. Investors purchased 653,887 shares of the Company's Common Stock at a price of $9.00 per share, which included warrants to purchase up to an additional 163,468 shares of Common Stock. The group of investors who participated in the financing included Timothy J. Barberich, a director of BioSphere and the Chief Executive Officer and President of Sepracor, David P. Southwell, a director of BioSphere and the Executive Vice President and Chief Financial Officer of Sepracor, Jean-Marie Vogel, the Chairman of BioSphere, and John M. Carnuccio, the Chief Executive

Officer and President of BioSphere. The following table summarizes the participation of each of these individuals.

NAME                                                     SHARES OF COMMON STOCK   WARRANTS
----                                                     ----------------------   --------
Timothy J. Barberich...................................          27,777            6,944
David P. Southwell.....................................           5,555            1,388
Jean-Marie Vogel.......................................           5,555            1,388
John M. Carnuccio......................................           5,555            1,388

               APPROVAL OF AMENDMENT TO 1997 STOCK INCENTIVE PLAN

    On October 19, 2000, the Company's Board of Directors adopted an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") increasing the number of shares of Common Stock authorized for issuance under the 1997 Plan from 3,150,000 to 5,000,000. The Board of Directors believes that stock awards have been, and will continue to be, an important element in attracting and maintaining key employees and directors who are expected to contribute to the Company's growth and success. The purpose of the amendment is to ensure that the Company will have additional authorized shares of Common Stock available for future awards, including awards in connection with any merger, consolidation or acquisition by the Company.

    The following is a brief summary of the 1997 Plan. The following summary is qualified in its entirety by reference to the 1997 Plan, a copy of which is attached to the electronic copy of this proxy statement filed with the SEC, and may be accessed from the SEC's home page (WWW.SEC.GOV). In addition, a copy of the 1997 Plan may be obtained upon written request to the Company's Secretary.

DESCRIPTION OF AWARDS

    The 1997 Plan provides for the grant of options intended to qualify as incentive stock options under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

    INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

    RESTRICTED STOCK AWARDS. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

    OTHER STOCK-BASED AWARDS. Under the 1997 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

    Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees.

    As of March 31, 2001, approximately 77 persons were eligible to receive Awards under the 1997 Plan, including the Company's seven executive officers and six non-employee directors. The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

    On April 18, 2001, the last reported sale price of the Company's Common Stock on The Nasdaq National Market was $16.00.

ADMINISTRATION

    The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors or any other committee or executive officer to whom the Board delegates authority, including the Compensation Committee, as the case may be, selects the recipients of Awards and determines:

     (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable;

     (ii) the exercise price of options;

    (iii) the duration of options; and

     (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

    The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the Board of Directors is authorized to provide for outstanding Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options, provided, however, that any outstanding Awards held by employees of the Company shall become immediately fully exercisable. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.

AMENDMENT OR TERMINATION

    No Award may be made under the 1997 Plan after March 28, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

    INCENTIVE STOCK OPTIONS. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

    RESTRICTED STOCK AWARDS. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

    OTHER STOCK-BASED AWARDS. The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award, including, whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the applicable holding period and the participant's tax basis.

    TAX CONSEQUENCES TO THE COMPANY. The grant of an Award under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            INDEPENDENT ACCOUNTANTS

    Arthur Andersen LLP is currently serving as the Company's independent accountants. Arthur Andersen LLP has served as the Company's independent accountants since 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Rockland, Massachusetts not later than December 23, 2001 for inclusion in the proxy statement for that meeting.

    In order to be considered timely for purposes of Rule 14a-4, unless the date for the 2002 Annual Meeting of Stockholders changes by more than 30 days from the date of the 2001 Annual Meeting of Stockholders, any written notice of a shareholder proposal must be received by the Company a reasonable time prior to mailing of the proxy materials for the 2002 Annual Meeting of Stockholders. Written notice of shareholder proposals submitted outside the processes of Rule 14a-8 for consideration at the 2002 Annual Meeting of Stockholders must be received by the Company at least 45 days prior to the first anniversary of the mailing of this year's proxy material. The persons designated in the Company's proxy statement shall be granted discretionary authority with respect to any shareholder proposals of which the Company does not receive timely notice.

                                          By Order of the Board of Directors,

                                          JOHN M. CARNUCCIO
                                          President and Chief Executive Officer

April 23, 2001

    THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                            BIOSPHERE MEDICAL, INC.
                              -------------------

                            AUDIT COMMITTEE CHARTER

    The Audit Committee (herein the "Committee") is a standing committee of the Board of Directors (herein the "Board") of BioSphere Medical, Inc. (herein the "Company"). The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information to be furnished by the Company to its stockholders and others, the systems of internal controls which the Company's management and Board have established and the Company's audit process.

I.  Composition of the Committee

    The committee shall consist solely of independent directors, as determined by the Board of Directors, and will be at least three (3) in number. In determining the independence of directors serving on the Audit Committee, the Board of Directors shall measure independence using the requirements of the NASD. Audit Committee members shall be free of any relationships that would interfere with the exercise of independent judgment.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

II. Duties of the Committee

    In meeting its responsibilities, the Committee is expected to:

    1. Provide an open avenue of communication between management, the independent auditor, and the Board. The Committee shall have full and unrestricted access to all employees of the Company and its subsidiaries.

    2.  Review and update the Committee's charter annually.

    3. Evaluate and recommend the independent auditor for election by the Board. Review and recommend any discharge of the independent auditor for approval by the Board. Approve compensation of the independent auditor.

    4. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall confirm and assure the independence of the auditor, including a review of management consulting services and related fees provided by the auditor, consistent with Independence Standards Board Standard 1. The Audit Committee will actively engage in a dialogue with the auditor and request a formal written statement at least annually with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Audit Committee will take, or recommend that the full Board take appropriate action to oversee the independence of the auditor.

    5. Inquire of management and the independent auditor about significant risks or exposures and access the steps management has taken to minimize such risks to the company.

    6. Consider, in consultation with the independent auditor, the audit scope and plan of management and the independent auditor.

    7.  Review with the independent auditor:

       a. The adequacy of the Company's internal controls including computerized information system controls and security.

       b. Any related significant findings and recommendations of the independent auditor, together with management's responses thereto.

    8. Review with management and the independent auditor at the completion of the annual examination:

       a.  The company's annual financial statements and related footnotes;

       b. The independent auditors' audit of the financial statements and its report thereon;

       c. Any significant changed required in the independent auditors' audit plan;

       d. Any serious difficulties or disputes with management encountered during the course of the audit;

       e. Discuss with the independent auditor, the matters required to be discussed by Statement of Auditing Standards 61, and

       f. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted standards.

    9. After the review in item 8, recommend to Board of Directors that Audited Financial Statements be included in the Company's Annual Report on Form 10-K.

    10. The Committee shall review with management and the independent auditor quarterly press releases and filings with the SEC before the same are filed. The chairman shall convene a meeting of the Committee for such purpose if the Chairman deems the same appropriate.

    11. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

    12. Prepare a report and any other disclosure, as required by the rules and regulations of the SEC, for inclusion in the Company's proxy statement.

    13. The Committee shall have the power to conduct or authorize investigations into any matters required to meet its responsibilities. The Committee shall be empowered to retain independent counsel, auditors, or others to assist it in the conducts of any investigation, all at the expense of the Company.

    14. The Committee shall meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. Such meetings may be held by telephone conference call or in person.

    15. The Committee will perform such other functions as assigned by law, the Company's Articles of Incorporation or bylaws, or the board.

    16. Audit Committee members will be informed that in Exchange Act Release No. 42266 the Securities and Exchange Commission stated that, by adopting new rules and amendments related to audit committees, it did not "intend to subject companies or their directors to increased exposure to liability under securities law, or to create new standards for directors to fulfill their duties under state corporation law." Audit Committee members will also be informed that the Securities and Exchange Commission has added to its regulations a "safe harbor" (item 306 -c-) of Regulation S-K) for the information contained in the Audit Committee report included in the Company's proxy statement.

III. Adoption of Charter

    This Charter has been adopted by the Company's Board at its meeting duly held on June 7, 2000, and shall be reviewed, reaffirmed or revised as appropriate by the Board at its regular annual meeting hereafter ensuing.

                                                                      APPENDIX B

                               AMENDMENT NO. 4 TO
                            1997 STOCK INCENTIVE PLAN
                                       OF
                             BIOSPHERE MEDICAL, INC.

         The 1997 Stock Incentive Plan, as amended, (the "Plan") be and hereby is further amended such that the number "3,150,000" in the second line of
Section 4(a) of the Plan shall be deleted and the number "5,000,000" shall be inserted in lieu thereof.

                       Adopted by the Board of Directors as of October 19, 2000. Adopted by the Stockholders as of ________________, 2001.

                               AMENDMENT NO. 3 TO
                            1997 STOCK INCENTIVE PLAN
                                       OF
                             BIOSPHERE MEDICAL, INC.

         The 1997 Stock Incentive Plan, as amended, (the "Plan") be and hereby is further amended such that the number "1,000,000" in the second line of
Section 4(a) of the Plan shall be deleted and the number "3,150,000" shall be inserted in lieu thereof.

                       Adopted by the Board of Directors as of January 29, 1999. Adopted by the Stockholders as of June 16, 1999.

                               AMENDMENT NO. 2 TO
                            1997 STOCK INCENTIVE PLAN
                                       OF
                  BIOSPHERE MEDICAL, INC. (F/K/A BIOSEPRA INC.)

         The 1997 Stock Incentive Plan (the "Plan") of BioSphere Medical, Inc. (f/k/a BioSepra Inc.) be and hereby is amended such that the number "600,000" in the third line of Section 4 of the Plan shall be deleted and the number "1,000,000" shall be inserted in lieu thereof.

                                              Adopted by the Board of Directors
                                              as of April 2, 1998

                               AMENDMENT NO. 1 TO
                            1997 STOCK INCENTIVE PLAN
                                       OF
                  BIOSPHERE MEDICAL, INC. (F/K/A BIOSEPRA INC.)

         The 1997 Stock Incentive Plan (the "Plan") of BioSphere Medical, Inc. (f/k/a BioSepra Inc.) be and hereby is amended such that paragraph (b) of
Section 4 of the Plan be and hereby is deleted in its entirety.

                                              Adopted by the Board of Directors
                                              as of September 30, 1997

                  BIOSPHERE MEDICAL, INC. (F/K/A BIOSEPRA INC.)

                            1997 STOCK INCENTIVE PLAN

1.       PURPOSE

The purpose of this 1997 Stock Incentive Plan (the "Plan") of BioSphere Medical, Inc. (f/k/a BioSepra Inc.), a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of BioSphere Medical, Inc. (f/k/a BioSepra Inc.) as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       ELIGIBILITY

All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       ADMINISTRATION, DELEGATION

         (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). During such periods when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       STOCK AVAILABLE FOR AWARDS

         (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 600,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum aggregate number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 300,000 during the term of the Plan. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

         (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.       STOCK OPTIONS

         (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years.

         (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may otherwise provide in an Option Agreement, (i) by delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price or
(ii) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery.

                  (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) by payment of such other lawful consideration as the Board may determine; or

                  (4) any combination of the above permitted forms of payment.

6.       RESTRICTED STOCK

         (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

         (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       OTHER STOCK-BASED AWARDS

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

         (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) ACQUISITION EVENTS

                  (1) CONSEQUENCES OF ACQUISITION EVENTS. Subject to Section 8(e)(2) below, upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

         An "Acquisition Event" shall be deemed to have occurred only if any of the following events occur: (a) the stockholders of the Company approve a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, Sepracor Inc. (or its successor), any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company; or (e) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

                  (2) ACCELERATION UPON AN ACQUISITION EVENT. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company, upon the occurrence of an Acquisition Event or with repsect to Options or any other similar Awards only, upon the execution by the Company of any agreement with resepct to an Acquisition Event, (i) the Board shall provide a written notice to the Participants that are employees of the Company that all Options then outstanding shall become immediately exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (ii) all Restricted Stock Awards then outstanding and held by employees of the Company shall become immediately free of all restrictions; (iii) all other stock-based Awards that are held by employees of the Company shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

                  (3) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.       MISCELLANEOUS

         (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

         (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

         (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

         (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                                                    APPENDIX C

                             BIOSPHERE MEDICAL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  Annual Meeting of Stockholders - May 23, 2001

         Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) John M. Carnuccio and Robert M. Palladino or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2001 Annual Meeting of Stockholders of BioSphere Medical, Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1 AND 2.

         A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

      PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             BIOSPHERE MEDICAL, INC.

                                  MAY 23, 2001

        /X/    Please mark your
A              votes as in this
               example

FOR all nominees listed at right (except as      WITHHOLD AUTHORITY to vote for
          marked to the contrary)                  all nominee listed at right                 NOMINEES:
1) Election of Directors       / /                             / /                             John M. Carnuccio
                                                                                               Timothy J. Barberich
                                                                                               William M. Cousins, Jr.
                                                                                               Alexander M. Klibanov, Ph.D.
                                                                                               Paul A. Looney
                                                                                               Riccardo A. Pigliucci
                                                                                               David P. Southwell
                                                                                               Jean-Marie Vogel

INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR                                                  For      Against      Abstain
INDIVIDUAL NOMINEE(S) MARK THE "FOR" BOX AND        2)    Approval of an Amendment to the
STRIKE A LINE THROUGH EACH SUCH NOMINEE(S) NAME           1997 Stock Incentive Plan               / /        / /          / /
IN THE LIST AT THE RIGHT.  YOUR SHARES WILL BE            increasing  the  number  of  shares
VOTED FOR THE REMAINING NOMINEE(S).                       authorized    from   3,150,000   to
                                                          5,000,000

                                                    Please read the reverse side of this card.
                                                    Please be sure to sign and date this Proxy

                                                    HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY
                                                                                              COMMENTS?

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

Signature__________________ Date: ___________ Signature__________________

                            Date:___________

Note: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.